Exhibit 10.2

LOAN AGREEMENT
Between
CITY OF ROCKPORT, INDIANA
and
AK STEEL CORPORATION
$30,000,000
City of Rockport, Indiana
Revenue Refunding Bonds
Series 2012-A
(AK Steel Corporation Project)

Dated as of February 1, 2012

i

LOAN AGREEMENT, dated as of February 1, 2012 (the “Agreement”) between the CITY OF ROCKPORT, INDIANA (the “Issuer”) and AK STEEL CORPORATION (the “Company”).
I.    BACKGROUND, REPRESENTATIONS AND FINDINGS
1.1    Background. The Issuer is a body corporate and politic, duly organized and existing under Indiana Code, Title 36, Article 7, Chapters 11.9 and 12, as amended (the “Act”). Pursuant to the Act the Issuer is authorized and empowered to issue State of Ohio revenue bonds to finance, in whole or in part, the cost of the acquisition and construction of “pollution control facilities” within the meaning of the Act and to issue revenue refunding bonds to refund such revenue bonds or revenue refunding bonds. Under the Act, the Issuer may make loans to private corporations for the acquisition or construction of air quality facilities by such corporations or to assist in the refinancing of such facilities.
As used in the Agreement, the following terms have the following meanings:
“Original Bonds” or “Refunded Bonds” means the three $10,000,000 series of Variable Rate Demand Revenue Bonds, Series 1997 A, 1998 A and 1999 A (AK Steel Corporation Project).
“Original Bonds Agreement” means the Loan Agreements between the Issuer and the Company with respect to the three series of Refunded Bonds.
“Original Bonds Indenture” means the Trust Indentures with respect to the three series of Refunded Bonds.
The Issuer and the Company intend that the Project constitutes “pollution control facilities” within the meaning of the Act and qualified “solid waste disposal facilities” for purposes of Section 142(a)(6) of the Code (as defined herein), so that interest on the bonds issued by the Issuer to finance or refinance the Project, including the Refunded Bonds, will not be included in gross income under the Code (as defined herein). The Issuer has agreed to issue, sell and deliver the City of Rockport, Indiana Revenue Refunding Bonds, Series 2012-A (AK Steel Corporation Project) in the aggregate principal amount of $30,000,000 (the “Bonds”) and to lend the proceeds to be derived from the sale thereof to the Company, to assist it in the refunding of the Refunded Bonds, on the terms and conditions set forth in the subsequent sections of this Agreement.
Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Indenture identified in Section 3.1 hereof.
1.2    Company Representations. The Company represents that:
(a)    It is a corporation duly organized and existing in good standing under Delaware law and duly qualified to do business in Indiana, with full power and legal right to enter into this Agreement and the Note and perform its obligations hereunder and thereunder. The making and performance of this Agreement and the Note on the Company's part have been duly authorized by the Company and will not violate or conflict with the Company's Certificate of Incorporation, as amended, Amended and

Restated By-laws or any agreement, indenture or other instrument by which the Company or its properties are bound. This Agreement and the Note have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing.
(b)    The Project constitutes “pollution control facilities” as defined in the Act.
(c)    None of the proceeds of the Original Bonds have been or will be used directly or indirectly to acquire land or any interest therein or for the acquisition of any property or interest therein unless the first use of such property was pursuant to such acquisition.
(d)    At least 95% of the proceeds of the Original Bonds were used to provide “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code. All of the proceeds of the Original Bonds have been spent for the Project or to pay costs of issuance of the Original Bonds. All of such solid waste disposal facilities consist either of land or of property of a character subject to the allowance for depreciation provided in Section 167 of the Code.
(e)    Less than an insubstantial portion of the proceeds of the Original Bonds were, and none of the proceeds of the Bonds will be, used to provide working capital.
(f)    None of the proceeds of the Original Bonds were used and none of the proceeds of the Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.
(g)    No construction, reconstruction or acquisition of the Project was commenced prior to the taking of official action by the Issuer with respect thereto except for preparation of plans and specifications and other preliminary engineering work.
(h)    Acquisition, construction and installation of the Project has been accomplished and the Project is being utilized substantially in accordance with the purposes of the Project and consistently with the Act and in conformity with all applicable zoning, planning, building, environmental and other applicable governmental regulations and all permits, variances and orders issued or granted pursuant thereto, which permits, variances and orders have not been withdrawn or otherwise suspended.
(i)    The Project has been and is currently being used and operated in a manner consistent with the purposes of the Project and the Act, and the Company presently intends to use or operate the Project or to cause the Project to be used or operated in a manner consistent with the purposes of the Project and the Act until the date on which the

Bonds have been fully paid and knows of no reason why the Project will not be so used or operated.
(j)    None of the Original Bonds or the Bonds are or will be “federally guaranteed,” as defined in Section 149(b) of the Internal Revenue Code of 1986, as amended (the “Code”), provided that reference to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and any successor provisions to those Sections, regulations or proposed regulations and, in addition, all applicable official rulings and judicial determinations under the foregoing applicable to the Original Bonds or the Bonds, as applicable.
(k)    At no time will any funds constituting gross proceeds of the Bonds be used in a manner as would constitute failure of compliance with Section 148 of the Code.
(l)    None of the proceeds (within the meaning of Section 147(g) of the Code) of the Bonds will be used to pay for any costs of issuance of the Bonds.
(m)    The proceeds derived from the sale of the Bonds will be used exclusively to refund the principal of the Refunded Bonds. The principal amount of the Bonds does not exceed the principal amount of the Refunded Bonds. The redemption of the outstanding principal amount of the Refunded Bonds with such proceeds of the Bonds will occur not later than 90 days after the date of issuance of the Bonds. All earnings derived from the investment of such proceeds of the Bonds will be fully needed and used on such respective redemption dates to pay a portion of any redemption premium and interest accrued and payable on the Refunded Bonds.
(n)    On the date of issuance and delivery of the Original Bonds, the Company reasonably expected that all of the proceeds of the Original Bonds would be used to carry out the governmental purposes thereof within the 3-year period beginning on the date the Original Bonds were issued and none of the proceeds of the Original Bonds, if any, were invested in nonpurpose investments having a substantially guaranteed yield for 3 years or more.
(o)    The respective average maturities of the Original Bonds and the Bonds do not exceed 120% of the average reasonably expected economic life of the facilities financed or refinanced by the respective proceeds of the Original Bonds and the Bonds (determined under Section 147(b) of the Code).
(p)    It is not anticipated, as of the date hereof, that there will be created any “replacement proceeds,” within the meaning of Section 1.148-1(c) of the Treasury Regulations, with respect to the Bonds; however, in the event that any such replacement proceeds are deemed to have been created, such amounts will be invested in compliance with Section 148 of the Code.
(q)    The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and in preparing the information statement pursuant to Section 149(e) of the Code was accurate and complete as of the date of issuance of the Original Bonds, and the information furnished by the

Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and in preparing any necessary information statement pursuant to Section 149(e) of the Code will be accurate and complete as of the date of issuance of the Bonds.
(r)    The Project does not include any office except for offices (i) located on the site of the Project and (ii) not more than a de minimis amount of the functions to be performed at which is not directly related to the day-to-day operations of the Project.
1.3    Issuer Findings and Representations. The Issuer hereby confirms its findings and represents that:
(a)    The Project qualifies as a “pollution control facility” for the purposes of the Act, and is consistent with the public purposes of the Act.
(b)    The Project constitutes “pollution control facility” under the Act.
(c)    The Issuer has the necessary power under the Act, and has duly taken all action on its part required, to execute and deliver this Agreement and to undertake the refunding of the Refunded Bonds through the issuance of the Bonds. The execution and performance of this Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or its properties are bound.
II.    COMPLETION OF THE PROJECT
2.1    Acquisition, Construction and Installation. The Company represents and agrees that the Project has been acquired, constructed and installed on the site thereof as described in the Original Bonds Agreement, substantially in accordance with the plans and specifications for the Project filed with the Issuer prior to the issuance of the Original Bonds and in conformance with the Original Bonds Agreement, the Act, and all applicable zoning, planning, building and other similar regulations of all governmental authorities having jurisdiction over the Project and all permits, variances and orders issued in respect of the Project by the Ohio Environmental Protection Agency (“EPA”) and that the proceeds derived from the Original Bonds, including any investment thereof, have been expended in accordance with the Original Bonds Indenture and the Original Bonds Agreement.
2.2    Plans and Specifications. The plans and specifications identified in the Original Bonds Agreement and the description of the Project may be changed from time to time by, or with the consent of, the Company, provided that any such change shall also be filed with the Issuer in accordance with the Original Bonds Agreement and provided further that no amendment in the plans and specifications shall materially change the function of the Project without (i) an engineer's certificate that such changes will not impair the significance or character of the Project as pollution control facilities and (ii) an opinion or written advice of nationally recognized bond counsel or ruling of the IRS that such amendment will not adversely affect the exclusion from gross income for federal income tax purposes of the interest paid on either the Bonds or the Original Bonds.

III.    REFUNDING THE REFUNDED BONDS
3.1    Issuance of Bonds. In order to assist the Company in the refunding of the Refunded Bonds, the Issuer, concurrently with the execution hereof, will issue, sell and deliver the Bonds. The proceeds of the Bonds shall be loaned to the Company in accordance with Section 4.1. The Bonds will be issued under and pursuant to the Trust Indenture (as amended from time to time, the “Indenture”) dated as of February 1, 2012 between the Issuer and Wells Fargo Bank, National Association, as trustee (in that capacity, the “Trustee”), and will be issued in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds have been issued, sold and delivered.
The proceeds from the sale of the Bonds shall be loaned to the Company to assist the Company in refunding the Refunded Bonds within ninety days of the issuance of the Bonds. Those proceeds shall be delivered by the Trustee to the Original Bonds Trustee, as provided in the Indenture, to be held, together with any moneys provided by the Company and any interest earnings on those proceeds and those moneys, in trust, for the purpose of paying all of the principal of, and interest due on, the Refunded Bonds on their date of redemption.
The Company acknowledges that the proceeds of the Bonds will be insufficient to pay the full costs of refunding the Refunded Bonds and that the Issuer has made no representation or warranty with respect to the sufficiency thereof. The Company further acknowledges that it is (and will remain after the issuance of the Bonds) obligated to, and hereby confirms that it will, pay all costs of the refunding of the Refunded Bonds.
The Company hereby requests that the Issuer notify Bank of New York Mellon Trust Company, NA, as the Trustee (the “Refunded Bonds Trustee”) under the three Trust Indentures with respect to the Refunded Bonds (collectively, the “Refunded Bonds Indenture”) for the Refunded Bonds, that, pursuant to the Refunded Bonds Indenture, the entire outstanding principal amount of the Refunded Bonds is to be redeemed on March 13, 2012 at a redemption price of 100% of the principal amount thereof, plus interest accrued to that redemption date. The Issuer acknowledges and confirms that it has directed the Refunded Bonds Trustee to so call the Refunded Bonds for optional redemption on that date.
3.2    Investment of Fund Moneys. Any moneys held as part of the Bond Fund or the Rebate Fund shall be invested or reinvested by the Trustee as provided in the Indenture. The Issuer (to the extent it retained or retains direction or control) and the Company each hereby represent that the investment and reinvestment and the use of the proceeds of the Original Bonds were restricted in such manner and to such extent as was necessary so that the Original Bonds would not constitute arbitrage bonds under Section 148 of the Code and each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code. The Company further covenants and represents that it has taken and caused to be taken and shall take and cause to be taken all actions that may be required of it for the interest on the Bonds to be and to remain excluded from gross income for federal income tax purposes, and that it has not taken or permitted to be taken on its behalf, and covenants that it will not take, or permit to be taken on its behalf, any action which, if taken, would adversely affect that exclusion under the provisions of the Code.
The Company shall provide the Issuer with, and the Issuer may base its certificate and statement, each authorized by Section 8(a) of the legislation authorizing the Bonds, on, a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.
IV.    LOAN AND REPAYMENT
4.1    Amount and Source of Loan. Concurrently with the delivery of the Bonds, the Issuer will, upon the terms and conditions of this Agreement, lend the proceeds of the Bonds to the Company, by deposit thereof in accordance with the provisions of the Indenture. The Bonds may be sold by the Issuer at a discount from their principal amount, and in such event, the amount of such discount shall be deemed to have been loaned to the Company.
4.2    Repayment of Loan. The Company agrees to repay the loan made by the Issuer under Section 4.1 in installments which, as to amount, shall correspond to the payments of principal and premium, if any, on the Bonds and, if applicable, any redemption price and shall bear interest at the rate or rates and at the times payable on the Bonds, when such principal, premium, if any, redemption price, if applicable, or interest is due in accordance with the terms of the Indenture whether on scheduled payment dates, at maturity, by acceleration, by redemption or otherwise; provided that such amount shall be reduced to the extent that other moneys on deposit with the Trustee are available for such purpose, and a credit in respect thereof has been granted pursuant to such Indenture. All such repayments made by the Company pursuant to this Agreement shall be made in funds that will be available to the Trustee no later than 4:00 p.m. (New York City time) on the corresponding Interest Payment Date, date of payment of principal and premium, if any, or applicable redemption price, or other date for payment on the Bonds. The Company also agrees to pay to the Tender Agent the amounts necessary to purchase Bonds pursuant to Section 5.01 of the Indenture to the extent that moneys are not otherwise available therefor pursuant to Section 5.03 of the Indenture. To evidence its obligation to pay such amounts, the Company will deliver the Note, as described under Section 4.3.
4.3    The Note. Concurrently with the issuance by the Issuer of the Bonds, the Company will execute and deliver to the Trustee a debt instrument of the Company, which debt instrument shall be in the form of a nonnegotiable promissory note (the “Note”), which Note shall be in substantially the form of the Note, Series 2012-A, attached hereto as Exhibit B and incorporated herein by reference. The Note shall:
(a)    be payable to the Trustee;
(b)    be in a principal amount equal to the aggregate principal amount of the Bonds;

(c)    provide for payments of interest at least equal to the payments of interest on the Bonds;
(d)    require payments of principal plus a premium, if any, equal to the corresponding payments on the Bonds;
(e)    contain provisions in respect of the prepayment of principal of the Note corresponding to the redemption provisions of the Bonds; and
(f)    require all payments on the Note to be made on or prior to the due date for the corresponding payment to be made on the Bonds.
4.4    Acceleration of Payment to Redeem Bonds. The Issuer will redeem any of the Bonds or portions thereof upon the occurrence of an event which gives rise to any mandatory redemption specified therein and in accordance with the provisions of the Indenture. Whenever the Bonds are subject to optional redemption, the Issuer will, but only upon request of the Company, redeem the same in accordance with such request and the Indenture. In either event, the Company will pay an amount equal to the applicable redemption price as a prepayment of the Note, together with interest accrued to the date of redemption, as provided in the Note.
In the event that the Company receives notice from the Trustee pursuant to the Indenture that a proceeding has been instituted against a Bondholder which could lead to a final determination that interest on the Bonds is taxable and subject to special mandatory redemption of Bonds as contemplated by the Indenture, the Company shall promptly notify in writing the Trustee and the Issuer whether or not it intends to contest such proceeding. In the event that the Company chooses to so contest, it will use its best efforts to obtain a prompt final determination or decision in such proceeding or litigation and will keep the Trustee and the Issuer informed of the progress of any such proceeding or litigation.
4.5    No Defense or Set-Off. The obligations of the Company to make payments on the Note shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under this Agreement or under any other agreement between the Company and the Issuer or by a Credit Facility Issuer, if any, under a Credit Facility, if any, or for any other reason, including without limitation, loss or impairment of investments in the Bond Fund, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.
4.6    Assignment of Issuer's Rights. As the source of payment for the Bonds, the Issuer will assign to the Trustee pursuant to the Indenture all the Issuer's rights under this Agreement with respect to the Bonds (except rights to receive payments under Sections 5.4 and 5.5) including all of its right, title and interest in the Note and the moneys payable thereunder. The Company consents to such assignment and agrees to make payments on the Note and interest thereon directly to the Trustee without defense or set‑off by reason of any dispute between the Company and the Issuer or the Trustee. The Company acknowledges and agrees that the Trustee and any Credit Facility Issuer are each a third party beneficiary of this Agreement and may enforce the obligations of the Company hereunder as if it were a party hereto. The Company further agrees to observe and perform all covenants and agreements required to be observed and performed by it under the Indenture.
4.7    Credit Facility; Conversion. The Company may, but shall not be required under this Agreement to provide or maintain from time to time, a Credit Facility with respect to the Bonds. As provided in the Indenture, the Interest Rate Mode for any of the Bonds is subject to Conversion to a different Interest Rate Mode or Modes from time to time by the Company and the Company may from time to time change any of the Bonds from one Long-Term Rate Period to another Long-Term Rate Period or Periods.
V.    COVENANTS OF THE COMPANY
5.1    Maintenance and Operation of Project. The Company shall use its best efforts to cause the Project, including all appurtenances thereto and any personal property therein or thereon, to be kept and maintained in good repair and good operating condition so that the Project will continue to constitute an pollution control facility (as defined in the Act) for the purposes of the operation thereof as required hereby. So long as such shall not be in violation of the Act or impair the character of the Project as an pollution control facility and provided there is continued compliance with applicable laws and regulations of governmental entities having jurisdiction thereof, the Company shall have the right to remodel the Project or make additions, modifications and improvements thereto, from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, additions, modifications and improvements shall be paid by the Company and the same shall, when made, become a part of the Project.
To the extent not heretofore commenced, the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project, except to the extent, if any, necessary to ensure the continued character of the Project as an pollution control facility. The Company shall have the right from time to time to substitute personal property or fixtures for any portions of the Project, provided that the personal property or fixtures so substituted shall not impair the character of the Project as an pollution control facility. Any such substituted property or fixtures shall, when so substituted, become a part of the Project. The Company shall also have the right to remove any portions of the Project, without substitution therefor, provided that the Company shall deliver to the Trustee a certificate upon which the Trustee may conclusively rely signed by an engineer describing said portions of the Project and stating that the removal of such property or fixtures will not impair the character of the Project as an pollution control facility.
The Company shall, subject to its obligations and rights to maintain, repair or remove portions of the Project, as herein provided, use its best efforts to cause the operation of the Project to continue so long as and to the extent that operation thereof is required to comply with laws or regulations of governmental entities having jurisdiction thereof or unless the Issuer shall have approved the discontinuance of such operation (which approval shall not be unreasonably withheld). The Company agrees that it will, within the design capacities thereof, cause the Project to be operated and maintained in accordance with all applicable, valid and enforceable rules and regulations of the EPA and the Department of Health of the State of Ohio or any successor body, agency, commission or department to either, including those regulations relating to the prevention, control and abatement of air pollution and the prescribing of air quality standards for that area of the State of Ohio in which the Project is located; provided, that the Company reserves the right to contest in good faith any such laws or regulations.
Nothing in this Section shall (a) require the Company to operate or cause to be operated any portion of any property after it is no longer economical and feasible, in the Company's judgment, to do so, (b) prevent or restrict the Company, in its sole discretion, at any time, from discontinuing or suspending either permanently or temporarily its use of any facility of the Company served by the Project and in the event such discontinuance or suspension shall render unnecessary the continued operation of the Project, the Company shall have the right to discontinue the operation of the Project during the period of any such discontinuance or suspension or (c) prevent the Company from selling all or any portion of the Project.
5.2    [Reserved].
5.3    Payment of Trustee's Compensation and Expenses. The Company will pay the Trustee's compensation and expenses under the Indenture, including out-of-pocket, incidental and attorneys' fees and expenses and all costs of redeeming Bonds thereunder and the compensation and expenses of any authenticating agent, the Bond Registrar, the Tender Agent and the Paying Agent appointed in respect of the Bonds, including, out-of-pocket, incidental and attorneys' fees and expenses.
5.4    Payment of Issuer's Expenses. The Company will pay the Issuer's administrative fees and expenses, including legal and accounting fees, incurred by the Issuer in connection with the issuance of the Bonds and the performance by the Issuer of any and all of its functions and duties under this Agreement or the Indenture, including, but not limited to, all duties which may be required of the Issuer by the Trustee and the Bondholders.
5.5    Indemnity Against Claims. The Company releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon or asserted against the Issuer on account of: (a) the maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement or the Note or arising from any act or failure to act by the Company under such documents; (c) the refunding of the Refunded Bonds, the issuance of the Bonds, and the provision of any information furnished by the Company in connection therewith concerning the Project or the Company (including, without limitation, any information furnished by the Company for inclusion in any certifications made by the Issuer under Section 3.2 or for inclusion in, or as a basis for preparation of, the information statements filed by the Issuer pursuant to the Code) or the subsequent remarketing or determination of the interest rate or rates on the Bonds; (d) any audit of the tax status of the interest on the Bonds; and (e) any claim or action or proceeding with respect to the matters set forth in (a), (b), (c) and (d) above brought thereon, except to the extent that any liability, claim, cost or loss was due to the Issuer's willful misconduct.

The Company agrees to indemnify the Trustee and to hold the Trustee harmless against, any and all loss, claim, damage, fine, penalty, liability or expense incurred by it, including out-of-pocket and incidental expenses and legal fees and expenses (“Losses”), arising out of or in connection with the acceptance or administration of the Indenture or the trusts thereunder or the performance of its duties thereunder or under this Agreement, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, the Company, a Bondholder, or any other person) of liability in the premises, except to the extent that any such loss, liability or expense was due to its own negligence or bad faith. In addition to and not in limitation of the preceding sentence, the Company agrees to indemnify the Trustee and any predecessor Trustee and its agents, officers, directors and employees for any Losses that may be imposed on, incurred by or asserted against it for following any instructions or directions upon which the Trustee is authorized to rely pursuant to the Indenture.
In case any action or proceeding is brought against the Issuer or the Trustee, in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure to give that notice shall not relieve the Company from any of its obligations under this Section except to the extent, and only to the extent, that such failure prejudices the defense of the claim, demand, action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense; provided, however, where it is ethically inappropriate for one firm to represent the interests of the Issuer and any other indemnified party or parties, the Company shall pay the Issuer's or the Trustee's legal expenses, respectively, in connection with the Issuer's or the Trustee's retention of separate counsel. The Company shall not be liable for any settlement made without its consent.
The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer and the Trustee. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.
5.6    Limitation of Liability of the Issuer. All covenants, stipulations, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than his official capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, stipulations, obligations or agreements of the Issuer contained in this Agreement or in the Indenture. Furthermore, no obligation of the Issuer hereunder or under the Bonds shall be deemed to constitute a pledge of the faith and credit of the Issuer, or the faith and credit or taxing power of the State of Ohio or of any other political subdivision thereof, but shall be payable solely out of Revenues provided under the Indenture.
5.7    Insurance. The Company, at its expense, shall procure and maintain, or cause to be procured and maintained, continuously during the term of this Agreement, insurance policies with respect to the Project against such risks (including all liability for injury to persons or property arising from the operation of the Project) and in such amounts as property of a similar character is usually insured by corporations similarly situated and operating like properties.
5.8    Default, etc. In addition to all other rights of the Issuer granted herein, in the Note, or otherwise by law, the Issuer shall have the right to specifically enforce the performance and observation by the Company of any of its obligations, agreements or covenants under this Agreement or under the Note and may take any actions at law or in equity to collect any payments due or to obtain other remedies. If the Company shall default under any provisions of this Agreement or in any payment under this Agreement or the Note, and the Issuer shall employ attorneys or incur other expenses for the collection of payments due or for the enforcement of the performance or observation of any obligation or agreement on the part of the Company contained herein or therein, the Company will on demand therefor reimburse the reasonable fees of such attorneys and such reasonable expenses so incurred. Notwithstanding anything herein to the contrary, the Issuer is not obligated to take any action that in its opinion will, or might, cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer.
5.9    Deficiencies in Revenues. If for any reason, including the Company's being required to withhold or pay any tax imposed by reason of its obligations evidenced by the Note, amounts paid to the Trustee on the Note, together with other moneys held by the Trustee and then available, would not be sufficient to make the corresponding payments of principal and premium, if any, or redemption price of, and interest on, the Bonds when such payments become due, the Company will pay or cause to be paid the amounts required from time to time, when due, to make up any such deficiency.
5.10    Rebate Fund. If and to the extent required by Section 6.04 of the Indenture, the Company shall calculate the amount of Excess Earnings as of the end of a Bond Year or the date of payment in full of all outstanding Bonds and shall notify the Trustee of that amount in writing. If the amount then on deposit in the Rebate Fund created under the Indenture is less than the amount of Excess Earnings, the Company shall, within five days after the date of the aforesaid calculation, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. The obligation of the Company to make such payments, if and to the extent required by Section 6.04 of the Indenture, shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture or the repayment of the loan as contemplated by Section 4.2. The Company shall obtain and keep such records of the calculations made pursuant to this Section as are required under Section 148(f) of the Code.
5.11    Assignment of Agreement in Whole or in Part by Company. This Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions:
(a)    No assignment (other than pursuant to Section 5.2 or Section 5.12 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment the Company shall continue to remain primarily liable for the payments under Sections 4.2, 5.3 and 5.4 hereof and for performance and observance of the agreements on its part herein provided to be performed and observed by it.
(b)    Any assignment by the Company must retain for the Company such rights and interests as will permit it to perform its remaining obligations under this Agreement, and any assignee from the Company shall assume the obligations of the Company hereunder to the extent of the interest assigned.
(c)    The Company shall furnish to the Issuer, the Credit Facility Issuer and the Trustee an opinion of Bond Counsel addressed to the Issuer, the Credit Facility Issuer and the Trustee that such assignment is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds.
(d)    The Company shall, within 30 days after execution thereof, furnish or cause to be furnished to the Issuer, the Credit Facility Issuer and the Trustee a true and complete copy of each such assignment together with any instrument of assumption.
(e)    Any assignment from the Company shall not materially impair fulfillment of the purpose of the Project as herein provided.
5.12    Assignment of Agreement in Whole by Company. In addition to an assignment contemplated by Section 5.11 hereof, this Agreement may be assigned as a whole by the Company, subject, however, to each of the following conditions:
(a)    The Company's rights, duties and obligations under this Agreement and all related documents are assigned to, and assumed in full by, the assignee, all as of a date the Bonds are subject to mandatory purchase under Section 5.01(b) of the Indenture.
(b)    The assignee and the Company shall execute an assignment and assumption agreement, in form and substance reasonably acceptable to the Company, and acknowledged and agreed to by the Issuer, the Credit Facility Issuer and the Trustee, whereby the assignee shall confirm and acknowledge that it has assumed all of the rights, duties and obligations of the Company under this Agreement and all related documentation and agrees to be bound by and to perform and comply with the terms and provisions of this Agreement and all related documentation as if it had originally executed the same; provided, however, that such acknowledgement and agreement by the Issuer, the Credit Facility Issuer and the Trustee shall not be necessary if  the assignee is an Affiliate of the Company.
(c)    The Company shall furnish to the Issuer, the Credit Facility Issuer and the Trustee an opinion of Bond Counsel addressed to the Issuer, the Credit Facility Issuer and the Trustee that such assignment is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds.
(d)    The Company shall, within 30 days after execution thereof, furnish or cause to be furnished to the Issuer, the Credit Facility Issuer and the Trustee a true and complete copy of such assignment and assumption agreement.

(e)    Any assignment from the Company shall not materially impair fulfillment of the purpose of the Project as herein provided.
(f)    Upon the effectiveness of such assignment and assumption, the assignee shall be deemed to be the “Company” hereunder and the assignor shall be relieved of all liability hereunder.
5.13    Company Securities Covenants. The Company hereby covenants and agrees, for the benefit of the Holders of any Outstanding Bonds and for the benefit of any Credit Facility Issuer, that for so long as any Bonds are Outstanding (and notwithstanding any expiration or termination of the Master Securities Indenture (as defined below)), (i) the Company will comply with certain covenants (the “Included Covenants”) set forth in the Senior Indenture (the “Senior Indenture”) among it, AK Steel Holding Corporation (the “Guarantor”) and U.S. Bank National Association, as trustee thereunder, as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”) among the same parties, both dated as of May 11, 2010, and as the same may be further amended or supplemented from time to time (collectively, the “Master Securities Indenture”), and (ii) the Holders of any Outstanding Bonds and the Credit Facility Issuer, if any, are entitled to the benefit of those covenants on a pari passu basis with holders of all Securities (as defined in the Master Securities Indenture). “Included Covenants” as used herein means the covenants of the Company set forth in Section 5.01 of the Senior Indenture and in Sections 5.02 and 5.03 of the Supplemental Indenture. It is the intent of the Company that the Included Covenants and the related provisions and definitions set forth in the Master Securities Indenture are incorporated by reference herein as if expressly set forth herein, with such conforming changes therein as shall be necessary or appropriate to give the Holders of the Bonds the full benefit of such covenants (i.e., references to “Notes” in the Master Securities Indenture shall be deemed to be references to “Bonds” herein, references to “Closing Date” in the Master Securities Indenture shall be deemed to be references to the date of issuance of the Bonds, etc.).
The Company further covenants and agrees not to consent or enter into any amendment or supplement to the Included Covenants and/or the related provisions and definitions which would require the consent of the Holders (as defined in the Master Securities Indenture) of a majority in principal amount of the Securities (as defined in the Master Securities Indenture) affected thereby pursuant to Section 11.02 of the Senior Indenture unless the Holders of a majority in principal amount of the Securities affected thereby provide written consent to such amendment or supplement; provided that for purposes of determining whether the required majority has provided written consent, the “principal amount of the Securities affected thereby” shall be deemed to include the principal amount of all Bonds then outstanding, and the “Holders” shall be deemed to include holders of the Bonds then outstanding. The Company agrees to provide, or cause to be provided, notice of any such amendment or supplement to holders of the Bonds in the same manner as notice is provided to Holders of Securities under the Master Securities Indenture.
VI.    MISCELLANEOUS
6.1    Notices. Notice hereunder shall be given in writing, either by registered mail, to be deemed effective two days after mailing, by telegram, by telecopy or other similar facsimile transmission, or by telephone, confirmed in writing, addressed as follows:

The Issuer:	CITY OF ROCKPORT, INDIANA
426 Main Street
P.O. Box 151
Rockport, IN 47635
	Attention:	Clerk-Treasurer

The Company:	AK Steel Corporation
9227 Centre Pointe Drive
West Chester, OH 45069
	Attention:	Treasurer

With a copy to:	AK Steel Corporation
Legal Department
9227 Centre Pointe Drive
West Chester, OH 45069
	Attention:	David C. Horn, Esq.
Joseph C. Alter, Esq.

The Trustee:	Wells Fargo Bank, National Association
625 Marquette Avenue; 11th Floor
MAC N9311-115
Minneapolis, MN 55479
	Attention:	Corporate Trust Department

or to such other address as may be filed in writing with the parties to this Agreement and with the Trustee.
6.2    Assignments. This Agreement may be assigned by the Company pursuant to Sections 5.11 and 5.12. This Agreement may not be assigned by the Issuer without the consent of the Company and the consent of the Trustee, which consent shall not be unreasonably withheld, except that the Issuer may assign rights with respect to the Bonds to the Trustee pursuant to Section 4.6 or to a successor public body. The Issuer will do all things in its power in order to maintain its existence or assure the assignment of its rights under this Agreement and the Indenture to, and the assumption of its obligations under this Agreement and the Indenture by, any successor public body. Notwithstanding the foregoing, no merger or consolidation permitted under Section 5.2 shall be deemed to be an assignment for purposes of this Section.
6.3    Illegal, etc. Provisions Disregarded. In case any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein.
6.4    Applicable Law. This Agreement has been delivered in the State of Ohio and shall be deemed to be governed by, and interpreted under, the laws of that State.

6.5    Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties and consented to by the Trustee and otherwise in compliance with the provisions of Section 15.03 of the Indenture.
6.6    Term of Agreement. This Agreement shall become effective upon its delivery and shall continue in effect until all Bonds have been paid or provision for such payment has been made in accordance with the Indenture, except that the provisions hereof contained in Sections 1.2, 3.2, 4.4, 4.5, 5.1, 5.3, 5.4, 5.5, 5.6, 5.10 and 6.4, this Section and the ninth paragraph of the Note shall continue in effect thereafter.
IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.
CITY OF ROCKPORT, INDIANA

By /s/ Harold Goffinet
    Mayor

By /s/ Elizabeth Naef
    Clerk-Treasurer

AK STEEL CORPORATION

By /s/ Albert E. Ferrara, Jr.
Albert E. Ferrara, Jr.
Senior Vice President and CFO

EXHIBIT A
PROJECT DESCRIPTION
The collective Projects as defined in the Original Bonds Agreement, constituting sewage and solid waste disposal facilities at the Rockport Works Plant operated by the Company in Spencer County, Indiana.

A-1

EXHIBIT B
FORM OF COMPANY NOTE
AK STEEL CORPORATION
POLLUTION CONTROL FACILITIES NOTE
SERIES 2012-A
AK STEEL CORPORATION (the “Company”), an Ohio corporation, for value received, promises to pay to Wells Fargo Bank, National Association (the “Trustee”), as Trustee under the Trust Indenture dated as of February 1, 2012 (the “Indenture”) between it and the CITY OF ROCKPORT, INDIANA (the “Issuer”), the principal sum of $30,000,000 on June 1, 2028 and to pay (i) interest thereon from the date hereof until the payment of said principal sum has been made or provided for at a rate or rates at all times equal to the interest rate or rates from time to time borne by the Issuer's City of Rockport, Indiana Revenue Refunding Bonds, Series 2012-A (AK Steel Corporation Project) (the “Bonds”) and payable on each date that interest is payable on the Bonds, and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the rate or rates borne by the Bonds.
In addition to its obligations hereunder to pay the principal of and premium, if any, and interest on this Note, the Company also agrees to pay to Wells Fargo Bank, National Association, as tender agent (the “Tender Agent”), the amounts necessary to purchase Bonds pursuant to Section 5.01 of the Indenture to the extent that moneys are not otherwise available therefor pursuant to Section 5.03 of the Indenture.
This Note is issued pursuant to a certain Loan Agreement (the “Agreement”) dated as of February 1, 2012 between the Issuer and the Company relating to the refunding of certain obligations of the Issuer previously issued to assist the Company in the refinancing of a portion of the cost of acquiring, constructing and installing certain pollution control facilities described in Exhibit A to the Agreement (the “Project”). The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or by a Credit Facility Issuer, if any, under a Credit Facility, if any, or for any other reason, including without limitation, loss or impairment of investments in the Bond Fund, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Agreement, it being the intention of the Company and the Issuer that the payments hereunder will be paid in full when due without any delay or diminution whatsoever.
This Note is subject to prepayment at the option of the Company, upon written notice to the Trustee given not less than fifteen (15) days prior to the day on which the Trustee is required to give notice of optional redemption to the Bondholders pursuant to Section 9.04 of the Indenture, to the extent that the Bonds are subject to optional redemption pursuant to Section 9.01(a) of the Indenture at a prepayment price equal to the corresponding redemption price of the

Bonds. Notice of any optional prepayment of this Note shall be conditional if the corresponding notice of optional redemption of the Bonds under Section 9.04 of the Indenture is conditional and if the optional redemption of the Bonds does not occur as a result of a failure of such condition, the notice of optional prepayment of this Note shall be of no effect.
If the Bonds are being called for special mandatory redemption as provided in Section 9.01(b) of the Indenture, the Company shall, on or before the proposed redemption date for the Bonds, pay to the Trustee the whole or portion of the unpaid principal amount of this Note equal to the principal amount of the Bonds being called for special mandatory redemption.
In the event that the Company receives notice from the Trustee pursuant to Section 9.01(b) of the Indenture that a proceeding has been instituted against a Bondholder which could lead to a final determination that interest on the Bonds is taxable and to special mandatory redemption of the Bonds as contemplated by such Section, the Company shall promptly notify the Trustee and the Issuer whether or not it intends to contest such proceeding. In the event that the Company chooses to so contest, it will use its best efforts to obtain a prompt final determination or decision in such proceeding or litigation and will keep the Trustee and the Issuer informed of the progress of any such proceeding or litigation.
Upon receipt by the Trustee of notice of optional redemption in accordance with Section 9.01(a) of the Indenture and at the time of the giving of notice by the Trustee to the Company of a special mandatory redemption, the Trustee shall take all action necessary under and in accordance with the Indenture to redeem Bonds in an amount corresponding to that specified in the particular notice.
The Company is entitled to a credit against its obligations under this Note and this Note shall not be subject to required payment or prepayment to the extent that amounts which would otherwise be payable by the Company hereunder are paid from drawings under or payments made pursuant to the Credit Facility, if any, then held by the Trustee or from other funds held by the Trustee under the Indenture and available for such payment.
Whenever payment or provision therefor has been made in respect of the principal and premium, if any, or redemption price of all or any portion of the Bonds and interest on all or any portion of the Bonds, together with all other sums payable by the Issuer under the Indenture, in accordance with Article XVI of the Indenture, this Note shall be deemed paid to the extent such payment or provision therefor has been made, and if thereby deemed paid in full, this Note shall be canceled and returned to the Company. Notwithstanding the foregoing, if, for any reason, the amounts specified above are not sufficient to make corresponding payments of principal and premium, if any, or redemption price of the Bonds and interest on the Bonds, when such payments are due, the Company shall pay as additional amounts due hereunder, the amounts required from time to time to make up any such deficiency.
All payments of principal, premium, if any, and interest shall be made to the Trustee at its designated corporate trust office or as otherwise directed by the Trustee, and all payments pursuant to the second paragraph of this Note shall be made to the Tender Agent at its designated corporate trust office or as otherwise directed by the Trustee, in each case, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All payments shall be in the full amount required hereunder unless the Trustee notifies the Company that it is entitled to a credit under the Agreement, this Note or the Indenture.
Each of the following events is hereby defined as, and is declared to be and to constitute, an “Event of Default”:
(a)    failure by the Company to pay the principal or premium, if any, of this Note in the amounts and at the times necessary to enable the Trustee to pay the principal and premium, if any, or redemption price of the Bonds at maturity or upon unconditional proceedings for redemption when due; or
(b)    failure by the Company to pay interest on this Note in amounts and at the times necessary to enable the Trustee to pay interest on the Bonds, (i) if such Bonds bear interest at a Commercial Paper Rate, Auction Rate, Daily Rate, Weekly Rate or Semi-Annual Rate, when due, and (ii) if such Bonds bear interest in any other Interest Rate Mode then within one Business Day of when such interest becomes due and payable; or
(c)    failure by the Company to pay the amounts due on this Note sufficient to enable the Tender Agent to pay the purchase price of any Bonds in accordance with Section 5.01 of the Indenture when such payment has become due and payable; or
(d)    (i) if the Company or the Guarantor shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (2) admit in writing its inability to pay its debts generally as they become due, (3) make a general assignment for the benefit of creditors, (4) be adjudicated a bankrupt or insolvent, (5) commence a voluntary case under Title 11 of the United States Code (the “Bankruptcy Code”) or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing, or (ii) if without the application, approval or consent of the Company or the Guarantor, as applicable, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company or the Guarantor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or the Guarantor or of all or any substantial part of the assets of the Company or the Guarantor, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company or the Guarantor in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed, or pending and unstayed, for any period of sixty (60) consecutive days; or
(e)    acceleration of maturity of the Bonds under Section 11.02 of the Indenture; or
(f)    any “Event of Default” has occurred and is continuing after any applicable grace period under and as defined in Section 7.01 of the Master Securities Indenture (as defined in the Agreement).
Upon the occurrence of an Event of Default and during the continuance thereof, the Trustee, by notice in writing to the Company, shall in the case of an Event of Default under paragraph (e) above, and may, in the case of any other Event of Default, declare the unpaid balance of this Note to be due and payable immediately if, concurrently with or prior to such notice, the unpaid principal amount of the Bonds has been declared due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note to the contrary notwithstanding. Notwithstanding the foregoing, if after any declaration of acceleration hereunder there is an annulment of any declaration of acceleration with respect to the Bonds, such annulment shall also automatically constitute an annulment of any corresponding declaration under this Note and a waiver and rescission of the consequences of such declaration.
In case the Trustee shall have proceeded to enforce any right under this Note and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.
The Company covenants that, in case default shall be made in the payment of any installment of principal, premium or interest in respect of this Note, whether at maturity or by declaration or otherwise, then, upon demand of the Issuer or the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable on this Note for principal, premium and interest with interest on the overdue principal and premium, if any, and (to the extent enforceable under applicable law) on the overdue installments of interest at the rate or rates borne by this Note; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee other than through its negligence or bad faith.
In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to take any actions permitted under the Indenture and applicable law and to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Bankruptcy Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of this Note and interest owing and unpaid in respect thereof and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.
No remedy herein conferred is intended to be exclusive of any other remedy or remedies.
No recourse shall be had for the payment of the principal or premium, if any, of or interest on this Note, or for any claim based hereon or on the Agreement, against any officer, director or stockholder, past, present or future, of the Company as such, either directly or through the Company, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.
This Note shall at all times be and remain part of the trust estate under the Indenture, and no assignment or transfer by the Trustee of its rights hereunder, other than (i) a transfer made after an Event of Default under the Indenture in the course of the Trustee's exercise of its rights and remedies consequent upon such Event of Default, or (ii) a transfer required in the performance of the Trustee's duties under the Indenture, shall be effective.
Capitalized terms used in this Note and not defined herein shall have the meanings ascribed to them in the Indenture.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

Dated as of February 7, 2012	AK STEEL CORPORATION

By ______________________________________
    Albert E. Ferrara, Jr.
    Senior Vice President and CFO